                                                          EXHIBIT 99(a)(1)(viii)

                            TENDER INSTRUCTION FORM
                                FOR ESPP SHARES

   (NOTE: To understand the offer fully and for a more complete description of the terms and conditions of the offer, you should carefully read the entire Offer to Purchase, the related Letter of Transmittal and the attached Notice to ESPP Participants. THIS FORM SHOULD BE USED ONLY BY PARTICIPANTS IN THE ESPP WHO DESIRE TO TENDER SHARES HELD THEIR ACCOUNT AT E*TRADE UNDER THE ESPP.)

   THIS TENDER INSTRUCTION FORM MUST BE RECEIVED BY E*TRADE BEFORE 5:00 PM, NEW YORK CITY TIME, ON JANUARY 11, 2001, UNLESS THE OFFER IS EXTENDED, IN WHICH CASE THE DEADLINE FOR RECEIPT OF YOUR INSTRUCTION FORM WILL BE 5:00 PM, NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER, AS EXTENDED. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

   TO: E*TRADE, Administrator for the Grubb & Ellis Company Employee Stock Purchase Plan

   By Mail, Overnight Delivery or Hand:

   E*TRADE Securities
   10951 White Rock Road
   Rancho Cordova, CA 95670
   Attn: Corp. Actions--Sina Khorth

   NOTE: DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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        NAME, ADDRESS AND ESPP ACCOUNT NUMBER (SOCIAL SECURITY NUMBER) OF
                               ESPP PARTICIPANT

   ESPP Account/Social Security Number:

                          (PLEASE FILL IN, IF BLANK)
                NAME AND ESPP ACCOUNT NUMBER SHOULD BE EXACTLY
                     AS APPEARS ON ESPP ACCOUNT STATEMENT

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   I acknowledge receipt of the Offer to Purchase dated December 15, 2000 (the
"Offer to Purchase") and the related Letter of Transmittal and Notice to ESPP Participants with respect to an offer by Grubb & Ellis Company, a Delaware corporation (the "Company"), to purchase up to 7,000,000 shares of common stock, $.01 par value per share, at a price of $7.00 per share (the "Offer Price"), net to the seller in cash, without interest.

   I hereby acknowledge my desire to tender to the Company at the Offer Price certain shares held by me in an account at E*TRADE under the Grubb & Ellis Employee Stock Purchase Plan (the "ESPP Shares"), as described herein, upon the terms and subject to the conditions set forth in the Offer to Purchase, the Notice to ESPP Participants and this Tender Instruction Form for ESPP Shares.

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

   This notice instructs you to tender, at the Offer Price, the following number of ESPP Shares held in my account under the ESPP:

    [_]  ESPP Shares.

    [_] All of my ESPP Shares eligible for tender

  INSTRUCTIONS: Check one of the boxes above. If the first box is checked, insert the number of your ESPP Shares that you desire to be tendered on your behalf. If neither box is checked and the form is otherwise properly completed, signed and returned to E*TRADE, all of your ESPP Shares eligible for tender will be tendered.

    [_] I wish to tender my ESPP Shares in the following order (indicate date of purchase):

   -------------------------------------------  -----------------------------------------
    1.                                           7.
  ---------------------------------------------------------------------------------------
    2.                                           8.
  ---------------------------------------------------------------------------------------
    3.                                           9.
  ---------------------------------------------------------------------------------------
    4.                                          10.
  ---------------------------------------------------------------------------------------
    5.                                          11.
  ---------------------------------------------------------------------------------------
    6.                                          12.
  ---------------------------------------------------------------------------------------

  NOTE: If you do not designate the order in which you wish to tender your ESPP Shares E*TRADE will tender ESPP Shares in the order of their original purchase prices with the ESPP Shares having the lowest purchase price being tendered first.

   ESPP Shares tendered pursuant to the offer may be withdrawn at any time prior to 5:00 PM, New York City time, on January 11, 2001, unless the Offer is extended, in which case the deadline for receipt of your withdrawal will be 5:00 PM, New York City time, on the third business day prior to the expiration of the Offer, as extended. After that date, ESPP Shares tendered pursuant to the offer may be withdrawn only if they have not been accepted for payment by the Company as provided in the Offer to Purchase. An owner of ESPP Shares must submit a written, telegraphic or facsimile transmission notice of withdrawal of tender of the ESPP Shares so that it is received by E*TRADE at the address indicated above no later than 5:00 PM, New York City time, on January 11, 2001, unless the Offer is extended, in which case the deadline for receipt of your notice of withdrawal will be 5:00 PM, New York City time, on the third business day prior to the expiration of the Offer, as extended. Any such notice of withdrawal must state your name, account number (social security number), the number of ESPP Shares that you wish to withdraw from the offer and which ESPP Shares you wish to withdraw. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination will be final and binding on all parties. None of the Company, E*TRADE, the Depositary, the Dealer Manager, the Information Agent, or any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice. Any ESPP Shares properly withdrawn will thereafter be deemed not tendered for purposes of the offer. However, withdrawn ESPP Shares may be retendered by the Expiration Date by again following the procedures for properly tendering ESPP Shares.

   THIS NOTICE OF INSTRUCTIONS FORM MUST BE RECEIVED BY E*TRADE BEFORE 5:00 PM, NEW YORK CITY TIME, ON JANUARY 11, 2001, UNLESS THE OFFER IS EXTENDED, IN WHICH CASE THE DEADLINE FOR RECEIPT OF YOUR INSTRUCTION FORM WILL BE 5:00 PM, NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER, AS EXTENDED, IN ORDER TO ALLOW E*TRADE SUFFICIENT TIME TO TENDER ON YOUR BEHALF. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

   Questions and requests for assistance or additional copies of the Offer to Purchase and related Letter of Transmittal, the Notice to ESPP Participants and this Tender Instructions for ESPP Shares should be directed to Morrow & Co., Inc. at (800) 607-0088.

   ANY TENDERING STOCKHOLDER (OTHER THAN A NON-U.S. STOCKHOLDER) WHO FAILS TO COMPLETE FULLY AND SIGN THE SUBSTITUTE FORM W-9 INCLUDED IN THIS TENDER INSTRUCTION FORM FOR ESPP SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX BACKUP WITHHOLDING EQUAL TO 31% OF THE NON-COMPENSATORY PROCEEDS PAID TO SUCH STOCKHOLDER PURSUANT TO THE OFFER. E*TRADE WILL WITHHOLD 30% OF THE NON-COMPENSATORY PROCEEDS PAID TO NON-U.S. STOCKHOLDERS UNLESS E*TRADE DETERMINES THAT A REDUCED RATE OF WITHHOLDING IS AVAILABLE PURSUANT TO A TAX TREATY OR THAT AN EXEMPTION FROM WITHHOLDING IS AVAILABLE. AS A RESULT, NON-U.S. STOCKHOLDERS WILL NOT BE SUBJECT TO U.S. FEDERAL INCOME TAX BACKUP WITHHOLDING.

----------------------------------------
SIGN HERE

----------------------------------------
SIGNATURE OF PARTICIPANT

Name ___________________________________
             (PLEASE PRINT)

----------------------------------------
Capacity (full title) If not signed by Participant

----------------------------------------

----------------------------------------
Address (if different from that shown on the cover page)

----------------------------------------
Daytime Telephone Number

----------------------------------------
Dated

   (Must be signed by the participant exactly as name appears on the participant's ESPP account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, please set forth full title and provide proper evidence to E*TRADE satisfactory to the Company of authority to sign.)

                                PAYER: E*TRADE

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                        Part 1--Taxpayer
                        Identification Number--for     -----------------------
                        all accounts, enter            Social Security Number
                        taxpayer identification                  OR
                        number in the box at right
                        and certify by signing and
                        dating below.

 SUBSTITUTE             Note: If the account is in
 Form W-9               more than one name, see the
 Department of          chart in the enclosed
 the Treasury           Guidelines to determine        -----------------------
 Internal               which number to give the       Employer Identification
 Revenue                payer.                               Number TIN
 Service
                       --------------------------------------------------------
                        Part 2--For payees exempt from backup withholding, please write "EXEMPT" here (see the enclosed
                        Guidelines):

 Payer's
 Request for           --------------------------------------------------------
 Taxpayer               Part 3--Certification--UNDER PENALTIES OF PERJURY, I
 Identification         CERTIFY THAT (1) The number shown on this form is my
 Number (TIN)           correct Taxpayer Identification Number (or I am
                        waiting for a number to be issued to me), and (2) I
                        am not subject to backup withholding because: (a) I
                        am exempt from backup withholding, (b) I have not
                        been notified by the Internal Revenue Service (the
                        "IRS") that I am subject to backup withholding as a
                        result of a failure to report all interest or
                        dividends, or (c) the IRS has notified me that I am
                        no longer subject to backup withholding.
                       --------------------------------------------------------
                        Certification Instructions--You must cross out item
                        (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. (Also, see instructions in the enclosed
                        Guidelines.)

                        Signature ______________________________   Date ______

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NOTE:  Any tendering ESPP participant who fails to complete fully, sign and return to E*TRADE this Substitute Form W-9 may be subject to required United States federal income tax backup withholding of 31% of the non-compensatory proceeds paid to the participant pursuant to the offer. See Section 3 of the Offer to Purchase. Non-United States Holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure. Please review the enclosed guidelines for certification of taxpayer identification number on Substitute Form W-9 for additional details. You must complete the following certificate if you are awaiting (or will soon apply for) a taxpayer identification number.

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            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

   I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that, notwithstanding the information I provided in Part 3 of the Substitute Form W-9 above (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), if I do not provide a taxpayer identification number to E*Trade within sixty (60) days, E*Trade is required to withhold 31% of all non-compensatory cash payments made to me thereafter until I provide a number.

 Signature __________________________________________________   Date: _______

 Name (Please Print) ________________________________________________________

 Address (Please Print) _____________________________________________________

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